EXHIBIT 21


         The following are the registrant's subsidiaries, other than subsidiaries that, if considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary:


NAME OF SUBSIDIARY                                              JURISDICTION
                                                                     OF
                                                               INCORPORATION
Chris-Craft Television, Inc.                                    Delaware
         KCOP Television, Inc.                                  California
         Oregon Television, Inc.                                Oregon
Pinelands, Inc.                                                 Delaware
United Television, Inc.                                         Delaware
         UTV of San Francisco, Inc.                             California
         UTV of San Antonio, Inc.                               Texas
         UTV of Baltimore, Inc.                                 Delaware
         UTV of Orlando, Inc.                                   Delaware
         United Television Sales, Inc.                          Delaware